Exhibit 99.1
PHH Corporation FBR Investor Conference December 2, 2008

Forward Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this presentation are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on various factors and were derived utilizing numerous assumptions and other important factors that could cause results to differ materially from those in the forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "plans," "may increase," "will," "may," "should" and "could" are generally forward-looking in nature and not historical facts. Factors that could cause actual results to differ materially from expectations are included in the "Cautionary Note Regarding Forward-Looking Statements" and "Item 1A Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008. Investors are cautioned not to place undue reliance on these forward-looking statements. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report unanticipated events unless required by law. Examples of forward looking statements in this presentation include our statements regarding: (i) the expected impact to our MSRs from lower interest rates; (ii) our expectations for our Expected Annual Origination Run Rates for our private label client signings through November, 2008 and private label client signing prospects in our pipeline; (iii) our estimates of a typical Fleet client's expenses for 2008 and 2009; (iv) our estimates as to the increase in operating expenses experienced by our clients for each hundred basis point increase in lease interest and each ten cent per gallon increase in fuel; (v) our belief that consolidation in the financial services industry and regulatory trends will reinforce the need for scale economies in mortgage origination; (vi) our expectations that mortgage product offering and servicing capability could remain a critical factor in retaining retail consumers and wealth management clients; (vii) our belief that the mortgage industry trends will increase the demand for outsource solutions by mid- and small-mortgage participants; (viii) our belief that we have a competitive advantage over larger competitors; (ix) our belief that the disruption in the credit markets creates opportunity for us to focus on our historical expertise in fleet management and solutions to client fleet efficiency and costs; (x) our intent to increase our fleet market share due to competitive disruptions; (xi) our expectations that our proposed amendments to the Chesapeake program will provide us with greater overall flexibility for new vehicle financings under Chesapeake; (x) our expectation that government intervention may help reduce our potential projected losses for our mortgage reinsurance business; (xii) our projection that the present value of losses exceeds the present value of premiums by $30 million for our mortgage reinsurance business; (xiii) our expected excess capacity under our mortgage warehouse facilities and our expectations that such excess capacity will minimize the need to renew all our maturities by the end of 2009; (xiv) our expectations that we have adequate capacity under our Chesapeake Series 2006-1 notes if we allow the Series 2006-2 notes to amortize; and (xv) our expectations regarding the benefits of becoming a depository.

Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the year to date period ended September 30, 2008 (unaudited). Projections and Estimated Financial Data The projections and other estimated financial information regarding our Fleet Client's Expense Profile Comparison and the Present Value of losses and Present Value of premiums from our mortgage reinsurance business (collectively, the "Financial Data") contained herein are based on certain assumptions and management's analysis of information available at the time that this presentation was prepared. No assurance can be given regarding the attainability of the Financial Data or the reliability of the assumptions on which the Financial Data are based. The Financial Data are subject to the uncertainties inherent in any attempt to predict a Fleet Client's Expenses or the Present Value of losses or the Present Value of premiums for our mortgage reinsurance business. Certain of the assumptions used in the Financial Data will inevitably not materialize and unanticipated events will occur, which could cause results to differ materially and adversely from the Financial Data. The Financial Data has not been audited or reviewed by the Company's independent registered public accounting firm. The Company does not make any express or implied representation or warranty as to the accuracy or completeness of the Financial Data. Non-GAAP Financial Measures This presentation contains certain financial measures related to the segment (loss) profit of our Mortgage Production, Mortgage Servicing and Fleet Management Services segments which are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Management believes that it is useful to investors to present our segment (loss) profit for each of our Mortgage Production, Mortgage Servicing and Fleet Management Services segments on an adjusted basis that excludes the impact of losses, write downs and other adjustments resulting from recent market conditions, as well as other adjustments, including, with respect to the Mortgage Production Segment, the impact of the adoption of fair value accounting standards, and with respect to the Fleet Management Services Segment, the impact of the early termination of a technology development and licensing arrangement, because of their temporary, non-recurring and/or unusual nature. A reconciliation to the comparable GAAP measure of each of our Mortgage Production, Mortgage Servicing and Fleet Management Services segment results on an adjusted basis is shown in Appendix A attached to this presentation. These non-GAAP financial measures should not be viewed as a substitute for the comparable GAAP financial measures. Basis of Presentation, Projections and Non-GAAP Measures

Agenda Mortgage Business Overview - Terry Edwards, President & Chief Executive Officer, PHH Corporation & PHH Mortgage Vehicle Management Overview - George Kilroy, President & Chief Executive Officer, PHH Arval Financial Review - Sandra Bell, Executive Vice President & Chief Financial Officer

Who are we? PHH is a relationship driven, outsource provider of business services to financial services companies and fleet operators Leading outsource Provider of mortgage services # 5 Retail originator 1 35 private label clients as of November 2008 Total origination market share of 2.3%1 #10 Servicer of Mortgage Loans 1 High quality servicing platform Fannie Mae - "Superior" peak score Freddie - Tier 1 for performing and non-performing evaluations Servicing market share of 1.3% 1 Few operational limits to expansion of servicing capacity # 2 Fleet Management company in North America 2 Products and services to manage all fleet-related operating costs Fuel, maintenance, accident and administrative services Vehicle acquisition and financing alternatives Stable client base and predictable cash flows Both businesses focused on credit quality Historically low credit losses Predominantly prime mortgage originator Never offered option ARMs and very limited subprime and Alt A mortgage loan production Experienced senior management team 1 Inside Mortgage Finance, September 2008, adjusted for pending and completed mergers and other corporate events 2 2008 Automotive Fleet Fact Book

Leading Mortgage Outsourcing and Fleet Management Businesses

PHH Corporation is comprised of two leading business platforms

Mortgage

- A leading provider of private label mortgage services and a top originator and servicer of prime mortgage loans
  - 5th largest* total retail mortgage originator with $28.6 billion of loan production as of 9-30-08
  - 10th largest* servicer with a $148.7 billion portfolio at 9-30-08
- Focus on high quality prime originations
- Unique front-end retail platform with purchase finance focus

*** Source: Inside Mortgage Finance September 2008, adjusted for pending and completed mergers and other corporate events**

Fleet Management

- "One stop" provider of fleet management services with a broad range of product offerings and best in class technologies
- Second-largest** vehicle management services provider in U.S. and Canada with over 630,000 vehicles under management
- Well diversified portfolio of leases to many Fortune 500 companies

**** Source: Automotive Fleet Fact Book 2008**

Summary Financials

Net Revenues

	Fiscal Year Ended December 31,			
($ in millions)	2004	2005	2006	2007
Mortgage Production Segment	$700	$524	$329	$205
Mortgage Servicing Segment	119	236	131	176
Total Mortgage Services	**$819**	**$760**	**$460**	**$381**
Fleet Management Services Segment	1,578	1,711	1,830	1,861
Total Reportable Segments	**$2,397**	**$2,471**	**$2,290**	**$2,242**

Pre-tax Income (1)

	Fiscal Year Ended December 31,			
($ in millions)	2004	2005	2006	2007
Mortgage Production Segment	$109	($17)	($152)	($225)
Mortgage Servicing Segment	12	140	44	75
Total Mortgage Services	**$121**	**$123**	**($108)**	**($150)**
Fleet Management Services Segment	48	80	102	116
Total Reportable Segments (2)	**$169**	**$203**	**($6)**	**($34)**

Source: Company filings.
(1) Includes the impact of minority interest, net of income taxes of $0, $(1), $2, and $1
(2) Excludes expenses not allocated to our reportable segments.

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PHH

Established in 1984 A leading provider of private label mortgage solutions A top originator and servicer of mortgage loans Unique origination platform focused on organic growth Comprised of two segments: Production - originate, purchase and sell prime mortgage loans (average FICO score on originations of 738 YTD 9-30-08) through financial institutions, real estate brokers and corporate relocation programs Servicing - service mortgage loans primarily originated by PHH Market share for mortgage production increasing 2.3% as of 9-30-08 up from 1.6% as of 9-30-071 PHH Mortgage Overview Top Servicer and Originator 1 Source: Inside Mortgage Finance, September 2008, adjusted for pending and completed mergers and other corporate events

Mortgage Originator Current Status

Rankings Source: Inside Mortgage Finance, September 2008, adjusted for pending and completed mergers and other corporate events Source: Inside Mortgage Finance, September 2008, adjusted for pending and completed mergers and other corporate events Source: Inside Mortgage Finance, September 2008, adjusted for pending and completed mergers and other corporate events

Origination Business Model 4% Secondary Market transaction 64% 32% Consumer Origination platform Investor services Relocation Real Estate Brokers Financial Institutions PLS Face-to-Face Wholesale/ Correspondent PLS Teleservices Client relationship Services Servicing PLS Internet Bundled origination assistance and mortgage servicing Access to high-quality customer base through three business channels Limited credit risk on mortgage loans originated Fee-based loans (comprised of loans brokered to third parties and loans originated and held for investment on outsource client balance sheet) represented 39% of originations Loans closed to be sold into capital markets are generally sold within 60 days Recurring fee stream through retained servicing rights Unique Mortgage Origination Model

Private Label Client Signings & Prospects Source: Internal Company Analysis

Balance Sheet Dominated By Conforming Product Mortgage Loans Held for Sale of $1.2B as of 9-30-08 Substantially all current locks are conforming Source: Company SEC filings

PHH Superior Servicing Portfolio Performance PHH portfolio compared to MBA industry Average First Lien 60 or more days delinquent including foreclosures Based on loan count

MSR Currently Less Sensitive to Interest Rates Source: Internal Company Analysis Tighter Lending Standards and Declining Home Values Means Existing MSR Is Less Sensitive to Prepayments as Interest Rates Decline

Potential Impact From Sustained Lower Rates Accounting write-down of MSR Likely will be recouped if rates rise $4M per basis point - non-cash impact Stepping stone to housing stability Increase in refi activity for those with equity PHH stands to benefit from expanded market share Natural business hedge Increase in home sales Reduction in foreclosure losses

Mortgage Growth Opportunities Financial services industry consolidation and regulatory trends should reinforce the need for scale economies in mortgage origination Mortgage product offering and servicing capability should remain a critical factor in retaining retail consumers and wealth management clients These trends could increase the demand for outsource solutions by mid and small-size mortgage participants Advantage over larger financial institutions due to lack of direct competition with private label clients

Fleet Management Overview

- Leadership position
  - Founded fleet management industry in 1946
  - Product breadth and quality
  - Innovation leader in technology for Fleet industry
- Fully Integrated Services
  - Depreciation Management
  - Maintenance
  - Fuel
  - Accident Management
  - Regulatory Services
  - Safety and Risk
  - Driver and Vehicle productivity
  - Fleet Administration
  - Leasing
- Customer focus
  - Historical superior performance in client retention
  - Bausch & Lomb's 2007 "Corporate Citizenship of the year" award
  - Merck's 2006 "Outstanding Strategic Supplier Collaboration" award
  - UTC's 2006 General Procurement Key Supplier of the Year
- Award-winning management information systems and technology platform
  - 2008 American Business Award best product or service for PHH GreenFleet SM
  - 2007 American Business Award finalist best product or service for PHH Collision Prevention ®
  - 2006 American Business Award best product or service for PHH Onboard ®
  - 2007 Information Week top 500 innovative IT organizations
- Experienced management team

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PHH

Fleet Unit Expense Comparison* - 2008 vs. 2009 PHH mission: To maximize our clients' driver productivity at the lowest possible cost. Estimated 2008 Estimated 2009 * Representative client's vehicle monthly cost $872/unit $833/unit Source: Internal Company Analysis

Fleet Unit Expense Comparison - Estimated 2008 vs. Estimated 2009* Vehicle depreciation and fuel are typically the largest portion of a fleet vehicles' monthly operating expense Clients will likely see fuel operating costs decline in 2009 due to the current decline in price per gallon Interest expense on the lease balance is a relatively small component of the overall spend A 100 basis point increase in interest on a typical lease equates to $10 of expense per month on average Equivalent to a 10 cent change in the price of fuel Most PHH clients should see a net decrease in their fleet budgets, even with the increase in interest expense * Representative client's vehicle monthly cost

Fleet Management Business Second largest* vehicle management services provider in United States and Canada combined Exceptional asset performance - average 3 bps of charge-offs, annually, over the last 10 years Significant fee income and minimal residual risk (95% of leases are open-end where the client assumes residual risk) Purchases over 75,000 vehicles annually Average YTD September 30, 2008 337,000 leased vehicles Coordinates accident management services for 324,000 units 299,000 fuel cards in use in the U.S. and Canada 302,000 maintenance cards in use in the U.S. and Canada 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 *Source: 2008 Automotive Fleet Fact Book GE PHH Wheels ARI Enterprise LeasePlan Others East 809500 548000 292000 482000 225000 385000 244061

PHH serves approximately 30% of Fortune 500 companies Over 100 clients have been with PHH for 20 years or more including: United Technologies Corporation RJ Reynolds Monsanto Black & Decker Colgate-Palmolive Company DuPont ConAgra Textron Customers Overall Customer Satisfaction* Clients 96% Drivers 97% Suppliers 92% * Based on internal Company analysis

Top 10 Fleet Companies - U.S. Funded and Managed Units(1) Top 10 Fleet Companies - U.S. Funded and Managed Units(1) 2000 2008 CAGR GE 947,000 809,500 -1.9% PHH 409,500 548,000 3.7% ARI 293,500 482,000 6.4% LeasePlan 532,000 385,000 -4.0% Wheels 245,000 292,000 2.2% Remaining Top 10 (2) 271,600 469,061 7.1% Total 2,698,600 2,985,561 1.3% (1) Source: 2000 and 2008 Automotive Fleet Fact Books - represents 1999 and 2007 units, respectively (2) Focus is primarily on smaller fleets Competitive Landscape

Vehicle Management Strategic Focus Improve profitability while maintaining client relationships through individual client strategies Continued focus on credit and liquidity Cost reduction/process efficiency Increase client value New sales opportunities Expansion of services

Growth Opportunities Fleet Challenging credit markets create opportunity to focus on historical expertise in fleet management and leading edge proactive solutions to client fleet efficiency and costs Drives clients to pay for the value we provide Increase in market share due to competitive disruption

Financial Review

Segment Results (Loss) Profit Nine Months Ended 9-30-08 (Loss) Profit Nine Months Ended 9-30-07 $ in millions Mortgage Production ($93) ($160) Mortgage Servicing (48) 70 Total Mortgage ($141) ($90) Fleet Management 57 81 Total reportable segments ($84) ($9) Other* 42 ($8) Total PHH ($42) ($17) * Segment profit of $42M for the nine months ended 9-30-08 represents income related to the terminated Merger Agreement. Segment loss of $8M reported for the nine months ended 9-30-07 represents expenses related to the terminated Merger Agreement

Selected Balance Sheet Items $ in millions 9-30-08 Mortgage Loans Held for Sale-Fair Value $1,195 Net investment-fleet leases $4,228 Mortgage Servicing Rights $1,671 Total Debt $5,990 Total Stockholders' Equity $1,503 Leverage Ratio (Debt to Equity) 4:1

Book is Book Fleet assets 95% residual risk retained by client - we help maximize value for client Diversified client base High quality credit characteristics Mortgage warehouse Existing loans are marked to market - no loans held for investment New held-for-sale originations are virtually all conforming or GNMA eligible Conforming turnover averages less than 30 days MSRs Valuation below median of peer group Actual prepay speeds of 9% well below 16% modeled lifetime prepayment speeds Mortgage Reinsurance Current projection - PV of losses exceeds PV of premiums by $30 million Reflects industry-wide loss level $61M in reserves, $252 million available to pay claims - invested in Treasuries Expect to begin paying claims in 2009 Upside from better-than-industry credit performance

The Perfect Storm Headwinds facing financial services firms Pre-Lehman - step function deterioration Sub-prime issues Declining home prices Bear Stearns Fannie, Freddie conservatorship Post Lehman Recession WAMU Wachovia TARP/TALF Citi government assistance Housing activity virtually stops Mortgage spreads at all time highs Treasuries at 35 year lows

Adjusted Mortgage Production Segment Results* For the nine months ended September 30th 2008 ($ in millions) <$93> <$58> <$88> <$31> $5 $8 * This is a non-GAAP financial measure. For Reconciliation to the most comparable GAAP financial measure, see Appendix A.

Adjusted Mortgage Production Segment Results* Our results for the nine months ended September 30, 2008 have been impacted by this tumultuous market Net Goodwill write off of $35 M for PHH Home Loans due to expectations of lower origination volume Adoption of fair value accounting standards provided a one time benefit of $30 M to 1Q08 segment results Mark-to-Market losses on pipeline and warehouse loans ($57 M) due to illiquidity of certain loans (ARMs, Jumbo, Scratch and Dent loans, etc.) Hedge losses on pipeline and warehouse loans due to unprecedented levels of market volatility ($54 M) adjusted for an historical hedge cost estimated at 8-12 bps of loans sold ($18 M) Severance and outplacement costs in 3Q2008 of $3 M with an expected annualized benefit of $12 M * This is a non-GAAP financial measure. For Reconciliation to the most comparable GAAP financial measure, see Appendix A.

Adjusted Mortgage Servicing Segment Results* For the nine months ended September 30, 2008 ($ in millions) <$48> $28 $55 $68 $72 $92 * This is a non-GAAP financial measure. For Reconciliation to the most comparable GAAP financial measure, see Appendix A.

Adjusted Mortgage Servicing Segment Results* MSR Hedge results - $103 M increase in MSR value offset by $179 M in derivative losses Derivative instruments can only hedge interest rate risk which in the current environment show less correlation to MSR value Derivative instruments are far more costly Impact of increased foreclosure related loss reserves and expensing foreclosure losses above 2007 levels Increased loss severity of claims due to declining home values Increased incidence of delinquency and foreclosure due to housing conditions Change in investor behavior to "put back" loans to avoid losses Atrium reinsurance loss as a result of loss reserve increases Increase in delinquency rates on MSR portfolio reduces expected revenues and increases cost of service. Delinquency rates negatively impacted MSR value by an estimated $20 M. Our results for the nine months ended September 30, 2008 results have been impacted by this tumultuous market * This is a non-GAAP financial measure. For Reconciliation to the most comparable GAAP financial measure, see Appendix A.

Mortgage Strategic Outlook Strategic review of mortgage business / operations underway Committed to bring the mortgage origination segment to profitability by the end of 2009 Production segment Reorganize the business to align with business channels Analyzing the value proposition to, and returns from, each client Evaluating tiered pricing based on service/capacity commitments Eliminate channels or sub-channels based on profitability Size the business based on expected market opportunity Continue to evaluate current business processes for efficiency Evaluate revenue growth opportunities Servicing segment Sub-servicing growth opportunities Maximize loan modification efforts on behalf of investors Maximize portfolio recapture where applicable

Adjusted Fleet Management Services Segment Results* For the nine months ended September 30, 2008 ($ in millions) $57 $50 $78 * This is a non-GAAP financial measure. For Reconciliation to the most comparable GAAP financial measure, see Appendix A.

Adjusted Fleet Management Services Segment Results* Our results for the nine months ended September 30, 2008 have been impacted by: Volatility in the credit markets which have increased debt fees and have increased spreads between the H-15 lease billing index and our cost of debt - negatively impacted results by $28M Lease pricing is negotiated at lease inception and remains until lease is renegotiated Billing indices have historically tracked close to actual cost of debt Early termination of a technology development and licensing arrangement resulted in earnings of $7M 2009 Cost Reductions Cost reductions are expected to result in severance and outplacement costs between $3-5M over next 2 quarters. Potential annualized benefit of $6-10M in 2009. * This is a non-GAAP financial measure. For Reconciliation to the most comparable GAAP financial measure, see Appendix A.

Funding and Debt Maturities PHH Corporation Unsecured Debt $641 million of unsecured term debt matures between March 2012 and March 2013 $211 million available under $1.3 billion unsecured credit facility (due January 2011) as of September 30, 2008 Vehicle Management Chesapeake facilities can cash amortize without any impact on other financings Maintain the flexibility to issue new Chesapeake debt to fund vehicle purchases even if existing Chesapeake Series are in cash amortization Continue to transition to greater levels of fee for services Mortgage Warehouse Significant excess capacity for current production expectations Almost $2.0 billion committed availability at end of Q3 Credit facilities secured by high quality and liquid GSE eligible collateral Recently increased our uncommitted repurchase facility with Fannie Mae to $1.5 billion Minimizes the need for renewal of all maturities between now and end of 2009

Chesapeake Series 2006-2 Extension Update We extended the $1 billion Chesapeake Series 2006-2 facility to December 8, 2008 on existing terms The extension will provide company and lenders additional time to conclude negotiations over certain amendments to the Series 2006-2 and Series 2006-1 notes Expect that those amendments will provide greater flexibility in arranging for new financing for Chesapeake If amended the expiry date of the Series 2006-2 would be to February 26, 2009, which is the same expiry date of the 2006-1 notes Pricing and terms of the Series 2006-2 notes to be substantially similar to those of the Series 2006-1 notes Net investment in leases is not expected to grow in this economic environment We will likely reduce Chesapeake total program capacity from $3.9 billion to $3.5 billion Should we not conclude successful negotiations with our lenders, PHH can still allow the Series 2006-2 notes to amortize under existing economic terms and we expect to have adequate capacity under Series 2006-1

Secured Debt Overview

Fleet Management	Outstandings [1]	Capacity [1]	Expiry Date
Chesapeake 2006-2 VFN	$1 billion	$1 billion	December 8, 2008
Chesapeake 2006-1 VFN	$2.4 billion	$2.9 billion	February 26, 2009

Mortgage [2]	Outstandings [1]	Capacity [1]	Maturity Date
RBS Repurchase Facility	$446 million	$1.5 billion	June 24, 2010 [3]
Citigroup Repurchase Facility	$25 million	$500 million	February 26, 2009
PHH Home Loans Repurchase Facility	$177 million	$350 million	May 28, 2009
PHH Home Loans Secured Facility	$44 million	$75 million	December 15, 2008

[1] As of September 30, 2008

[2] $275 million Sheffield Mortgage Repurchase Facility was terminated on October 27, 2008

[3] Subject to certain underlying terms, the RBS Repurchase Facility will automatically renew for an additional 364-day term on June 25, 2009

Note: $4.8 million of Internotes represent only unsecured debt maturity for 2008-2010. Commercial paper outstanding of $60 million was allocated to the revolving credit facility due January 2011 which fully supports the outstanding commercial paper.

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PHH

Debt Maturities1 Assumes the company's vehicle management asset backed notes were not renewed.

Why consider a depository? Competitive factors PHH is the only major mortgage servicer and originator not affiliated with a depository Ability to benefit from low funding costs of deposits Capital benefits - higher leverage of typical competitors Currently we earn sub-LIBOR returns on escrow balances vs. funding costs in excess of LIBOR Strategic Small presence in deposit markets allows us to refine our service model to improve service delivery more cost effectively Very limited competition with our clients Major competitors have national deposit franchise Difficult for them to compete as private label servicer Cross-selling Fleet credit card Cost savings by bringing in-house Availability of deposits from fleet customers in the form of compensating balances Sales of fleet management services to small business clients of the bank Liquidity Adds more options to manage liquidity Hedging opportunities on balance sheet; not limited to hedging with derivatives Options De novo charter Acquisition

A leading player in mortgage outsourcing and fleet management services Relationship driven businesses Low risk fleet management business Award-winning fleet technology Unique mortgage outsourcing model well positioned for the future Proven underwriting results Experienced senior management team Trading at a significant discount to book Investment Highlights

Appendix A - Non-GAAP Reconciliation Non-GAAP Financial Measures This presentation contains certain financial measures related to the segment (loss) profit of our Mortgage Production, Mortgage Servicing and Fleet Management Services segments which are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Management believes that it is useful to investors to present our segment (loss) profit for each of our Mortgage Production, Mortgage Servicing and Fleet Management Services segments on an adjusted basis that excludes the impact of losses, write downs and other adjustments resulting from recent market conditions, as well as other adjustments, including, with respect to the Mortgage Production Segment, the impact of the adoption of fair value accounting standards, and with respect to the Fleet Management Services Segment, the impact of the early termination of a technology development and licensing arrangement, because of their temporary, non-recurring and/or unusual nature. A reconciliation to the comparable GAAP measure of each of our Mortgage Production, Mortgage Servicing and Fleet Management Services segment results on an adjusted basis is shown in Appendix A attached to this presentation. These non-GAAP financial measures should not be viewed as a substitute for the comparable GAAP financial measures.

Appendix A - Non-GAAP Reconciliation - Mortgage Segments

Appendix A - Non-GAAP Reconciliation - Fleet Segment